Exhibit 99.1

CALIBER REPORTS FOURTH QUARTER AND FULL YEAR 2024 RESULTS

2024 Platform revenue increased 1.9% compared to prior year
2024 cost reductions position Caliber for improved 2025

SCOTTSDALE, Ariz., March 31, 2025 – Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and asset manager, today reported results for the fourth quarter and full year ended December 31, 2024.

Fourth Quarter 2024 (compared to fourth quarter 2023)

•Platform revenue of $4.6 million, compared to $7.2 million
◦Asset management revenue of $4.6 million drove the stated results
◦No significant performance allocations were earned, compared to prior period
•Platform net loss of $11.6 million, or $0.52 per diluted share, compared to Platform net loss of $1.9 million, or $0.09 per diluted share
◦Losses largely impacted by $8.6 million of one-time non-cash allowances and write-downs in accounts receivable and investments, respectively, in the fourth quarter
•Platform Adjusted EBITDA loss of $1.0 million, compared to Platform Adjusted EBITDA of $1.6 million

Full Year 2024 Platform Financial Highlights (compared to full year 2023)

•Platform revenue of $21.0 million, compared to $20.6 million
◦Asset management revenue of $20.6 million drove the stated results
◦Performance allocations of $0.4 million
•Platform net loss of $19.6 million, or $0.89 per diluted share, compared to Platform net loss of $11.8 million, or $0.59 per diluted share
◦Losses largely impacted by $8.6 million of one-time non-cash allowances and write-downs in accounts receivable and investments, respectively, in the fourth quarter
•Platform Adjusted EBITDA loss of $2.7 million, compared to Platform Adjusted EBITDA loss of $1.3 million

Exhibit 99.1
•Fair value assets under management (“FV AUM”) of $794.9 million, a 7.2% increase compared to December 31, 2023, primarily due to the acquisitions of the West Ridge property in Colorado and Canyon Corporate Plaza property in Arizona, net market appreciation, and construction activity; partially offset by land parcel sales at Johnstown and the sale of a self-storage property
•Managed capital of $492.5 million, a 12.5% increase compared to December 31, 2023, with originations of $69.0 million, partially offset by return of capital of $14.0 million

Management Commentary

“In 2024, we took decisive steps to position Caliber for long-term, sustainable profitability,” said Chris Loeffler, CEO of Caliber. “In May, we began implementing operating cost reductions to realign our expense structure with current market dynamics. These efforts began delivering measurable benefits in the second half of the year, with the full $6 million annualized impact expected in 2025.”

“Looking ahead, we have refined our strategy to focus on three specific asset classes – hospitality, multi-family and multi-tenant industrial – each of which is well positioned for growth. Additionally, we intend to increase our portfolio of income-producing assets and decrease the number of development projects. We believe this sharper focus will accelerate our path to consistent profitability. In addition, we are seeing early traction in our 1031 exchange program, which offers investors a compelling opportunity to access high-quality, income-generating assets, and we recently closed our first transaction.”

“As we exit a challenging period for commercial real estate investment, we believe we are well-positioned to capitalize on emerging opportunities with a leaner expense structure and more narrowly defined objectives that will help us achieve positive net operating income for the full year 2025.”

Business Update

The following are key milestones completed both during and subsequent to the fourth quarter ended December 31, 2024.

•On November 26, 2024, Caliber raised capital of $2.0 million from the sale of its series A non-cumulative preferred stock and warrants to one investor.
•On March 17, 2025, Caliber announced it had been qualified by the U.S. Securities and Exchange Commission to offer Series AA Cumulative Preferred Stock to raise up to $20.0 million through the offering of 800,000 shares with an initial stated value of $25.00 per share.

•On March 20, 2025, Caliber entered into a securities purchase agreement with Mast Hill Fund L.P. (“Mast”), issuing a senior secured promissory note worth up to $1,666,666.67, a warrant for 200,000 shares of Class A common stock at $0.75 per share, and 200,000 shares of common stock. Simultaneously, the Company also entered into an equity purchase agreement with Mast to sell up to $25 million of common stock. This agreement also includes a common stock purchase warrant for an additional 200,000 shares at $1.50 per share.
•On March 27, 2025, Caliber announced the launch of the Caliber 1031 Exchange, a full-service program that offers accredited investors access to highly curated real estate investment opportunities, enabling them to defer capital gains while diversifying their portfolios.

Fourth Quarter 2024 Consolidated Financial Results (compared to fourth quarter 2023)

•Total consolidated revenue of $8.7 million, compared to $23.9 million reflecting the deconsolidation of Caliber Hospitality, LP and CHT, in March 2024, and DT Mesa in September 2024
•Consolidated net loss attributable to Caliber of $11.4 million, or $0.51 per diluted share, compared to net loss attributable to Caliber of $2.4 million or $0.11 per diluted share
•Consolidated Adjusted EBITDA of $1.5 million, compared to Consolidated Adjusted EBITDA of $6.5 million

Full Year 2024 Consolidated Financial Results (compared to full year 2023)

•Total consolidated revenue of $51.1 million, compared to $90.9 million reflecting the deconsolidation of Caliber Hospitality, LP and CHT, in March 2024, and DT Mesa in September 2024
•Consolidated net loss attributable to Caliber of $19.8 million, or $0.90 per diluted share, compared to net loss attributable to Caliber of $12.7 million or $0.63 per diluted share
•Consolidated Adjusted EBITDA of $7.0 million, compared to Consolidated Adjusted EBITDA of $10.2 million

Conference Call Information

Caliber will host a conference call today, Monday, March 31, 2025, at 5:00 p.m. Eastern Time (ET) to discuss its fourth quarter and full year 2024 financial results and business outlook. To access this call, dial 1-800-717-1738 (domestic) or 1-646-307-1865 (international). A live webcast of the conference call will be available via the investor relations section of Caliber’s website under “Financial Results.” The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

Platform Financial Highlights

Within this earnings release, we refer to performance results of the ‘Platform’. Platform refers to the performance of CWD itself, excluding the performance of any assets and funds that are included in our consolidated results, as required by the Generally Accepted Accounting Principles (“GAAP”). Management believes that Platform performance offers the most meaningful information needed to understand the value of CWD. The assets and funds that are consolidated into our GAAP presentation are included because Caliber is a guarantor of debt held by these assets and funds.

While GAAP consolidation rules require CWD to include the performance and cash flows of these assets and funds in our consolidated financial information, CWD does not benefit from the performance of those assets and funds, except to the extent that CWD earns fees from managing the assets and funds (which are included in the Platform results). Management believes presenting Platform results, which exclude consolidated assets, directly shows the business performance that CWD stockholders benefit from.

Consolidated Financial Results

Caliber’s GAAP consolidated financial statements have been impacted by the deconsolidation of certain variable interest entities’ assets, liabilities, revenues, and expenses. These entities were deconsolidated because Caliber was no longer a guarantor on the respective entities’ third-party debt. Caliber’s GAAP financial metrics are impacted by the timing of deconsolidation. As such, prior periods presented may not be comparable due to the deconsolidation of certain entities in the current period.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)

With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate including, but not limited to, the Company’s ability to adequately grow cumulative fundraising, AUM and annualized platform revenue to meet 2026 targeted goals, and the viability of and ability of the Company to adequately access the real estate and capital markets. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.Rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8251
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 310-622-8239
KMcAndrew@finprofiles.com

NON-GAAP RECONCILIATIONS
(AMOUNTS IN THOUSANDS) (UNAUDITED)

The following information reconciles the performance of the Platform to the consolidated GAAP presentation. Management believes that the Platform view of Caliber’s performance is more meaningful to a CWD shareholder as it includes all revenues and expenses generated by Caliber and its wholly-owned subsidiaries.

ASSET MANAGEMENT PLATFORM(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Year Ended December 31, 2024			Year Ended December 31, 2023
	Unconsolidated (Wholly - Owned)	Impact of Consolidated Fund and Eliminations	Consolidated	Unconsolidated (Wholly - Owned)	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$20,563	$(3,684)	$16,879	$16,982	$(6,411)	$10,571
Performance allocations	379	(21)	358	3,656	(17)	3,639
Consolidated funds – hospitality revenue	—	26,476	26,476	—	68,905	68,905
Consolidated funds – other revenue	—	7,406	7,406	—	7,822	7,822
Total revenues	20,942	30,177	51,119	20,638	70,299	90,937
Expenses
Operating costs	24,904	(965)	23,939	21,808	(497)	21,311
General and administrative	6,817	(41)	6,776	6,807	(37)	6,770
Marketing and advertising	751	—	751	1,053	(1)	1,052
Depreciation and amortization	598	(5)	593	551	(1)	550
Consolidated funds – hospitality expenses	—	26,503	26,503	—	80,669	80,669
Consolidated funds – other expenses	—	5,870	5,870	—	9,162	9,162
Total expenses	33,070	31,362	64,432	30,219	89,295	119,514

	Year Ended December 31, 2024			Year Ended December 31, 2023
	Unconsolidated (Wholly - Owned)	Impact of Consolidated Fund and Eliminations	Consolidated	Unconsolidated (Wholly - Owned)	Impact of Consolidated Fund and Eliminations	Consolidated
Consolidated funds - other - gain on sale of real estate investments	—	—	—	—	4,976	4,976
Other income (expenses), net	(2,654)	(439)	(3,093)	649	(275)	374
Interest income	559	(199)	360	1,863	(1,513)	350
Interest expense	(5,424)	—	(5,424)	(4,716)	(1)	(4,717)
Net (loss) before income taxes	$(19,647)	$716	$(21,470)	$(11,785)	$(15,809)	$(27,594)
Provision for income taxes	—	—	—	—	—	—
Net income (loss)	(19,647)	716	(21,470)	(11,785)	(15,809)	(27,594)
Net income attributable to noncontrolling interests	—	(1,693)	(1,693)	—	(14,891)	(14,891)
Net income (loss) attributable to CaliberCos Inc.	$(19,647)	$2,409	$(19,777)	$(11,785)	$(918)	$(12,703)
Basic Platform income per share	$(0.89)		$(0.90)	$(0.59)		$(0.63)
Diluted Platform income per share	$(0.89)		$(0.90)	$(0.59)		$(0.63)
Weighted average common shares outstanding:
Basic	21,986		21,986	20,087		20,087
Diluted	21,986		21,986	20,087		20,087
__________________________________________
(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest.

ASSET MANAGEMENT PLATFORM(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended December 31, 2024
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$4,587	$(634)	$3,953
Performance allocations	1	—	1
Consolidated funds – hospitality revenue	—	2,943	2,943
Consolidated funds – other revenue	—	1,790	1,790
Total revenues	4,588	4,099	8,687
Expenses
Operating costs	8,933	(383)	8,550
General and administrative	1,327	(11)	1,316
Marketing and advertising	243	1	244
Depreciation and amortization	151	3	154
Consolidated funds – hospitality expenses	—	3,312	3,312
Consolidated funds – other expenses	—	465	465
Total expenses	10,654	3,387	14,041

Other income (expenses), net	(4,122)	14	(4,108)
Interest income	45	(10)	35
Interest expense	(1,466)	—	(1,466)
Net (loss) income before income taxes	$(11,609)	$716	$(10,893)
Provision for income taxes	—	—	—
Net (loss) income	(11,609)	716	(10,893)
Net income attributable to noncontrolling interests	—	495	495
Net (loss) income attributable to CaliberCos Inc.	$(11,609)	$221	$(11,388)
Basic Platform income per share	$(0.52)		$(0.51)
Diluted Platform income per share	$(0.52)		$(0.51)
Weighted average common shares outstanding:
Basic	22,456		22,456
Diluted	22,456		22,456

(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

	Three Months Ended December 31, 2023
	Platform	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management fees	$6,005	$(1,680)	$4,325
Performance allocations	1,182	(17)	1,165
Consolidated funds – hospitality revenue	—	16,897	16,897
Consolidated funds – other revenue	—	1,558	1,558
Total revenues	7,187	16,758	23,945
Expenses
Operating costs	5,896	(790)	5,106
General and administrative	2,148	(292)	1,856
Marketing and advertising	166	(2)	164
Depreciation and amortization	354	(213)	141
Consolidated funds – hospitality expenses	—	20,993	20,993
Consolidated funds – other expenses	—	2,405	2,405
Total expenses	8,564	22,101	30,665

Consolidated funds – gain on sale of real estate investments	—	4,976	4,976

Other income (expenses), net	355	(1,460)	(1,105)
Interest income	384	(313)	71
Interest expense	(1,307)	(2)	(1,309)
Net loss before income taxes	$(1,945)	$(2,142)	$(4,087)
Provision for income taxes	—	—	—
Net loss	(1,945)	(2,142)	(4,087)
Net loss attributable to noncontrolling interests	—	(1,726)	(1,726)
Net loss attributable to CaliberCos Inc.	$(1,945)	$(416)	$(2,361)
Basic and Diluted Platform loss per share	$(0.09)		$(0.11)
Weighted average common shares outstanding:
Basic and diluted	21,270		21,270

PLATFORM REVENUE(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended December 31,
	2024	2023
Fund set-up fees	$—	$53
Fund management fees	2,844	2,461
Financing fees	34	(2)
Development and construction fees	1,685	2,856
Brokerage fees	24	637
Total asset management	4,587	6,005
Performance allocations	1	1,182
Total revenue	$4,588	$7,187
___________________________________________
(1) Represents the results of our asset management platform, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest.

FVAUM and Managed Capital (UNAUDITED)

The following information summarizes management’s estimates of fair value related to the entire portfolio of investments that Caliber manages and the total amount of capital that is being managed across the portfolio. The fair value of our AUM conveys an indication of the overall health of our investments and potentially how much performance allocation Caliber would earn if those assets were sold. Managed Capital is used to evaluate, among other things, the amount of asset management fees we generate from the portfolio.

FV AUM
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balances as of December 31, 2023	$741,190
CHT contribution	29,900
Construction and net market appreciation	10,971
Assets sold(3)	(12,771)
Credit(1)	(781)
Other(2)	(1,771)
Balances as of March 31, 2024	766,738
Assets acquired(4)	14,000
Construction and net market appreciation	27,994
Assets sold or disposed(3)	(22,994)
Credit(1)	(12,835)
Other(2)	310
Balances as of June 30, 2024	773,213
Assets acquired(4)	20,590
Construction and net market appreciation	11,910
Credit(1)	(431)
Other(2)	1,679
Balances as of September 30, 2024	$806,961
Construction and net market appreciation	(10,200)
Credit(1)	1,810
Other(2)	(3,648)
Balances as of December 31, 2024	$794,923

FV AUM, by asset class
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	December 31, 2024	December 31, 2023
Real Estate
Hospitality	$68,500	$67,200
Caliber Hospitality Trust	236,800	201,600
Residential	161,700	138,000
Commercial	249,600	240,400
Total Real Estate	716,600	647,200
Credit(1)	72,351	84,588
Other(2)	5,972	9,402
Total	$794,923	$741,190
___________________________________________
(1) Other FV AUM represents undeployed capital held in our diversified funds.
(2) Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.
(3) Assets sold during the year ended December 31, 2024 include a commercial asset, lot sales related to two development assets in Colorado, and one home from our residential fund.
(4) Assets acquired during the year ended December 31, 2024, include West Ridge, a 133 acre mixed-use land development in Colorado and Canyon, an office building conversion to multi-family residential.

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS) (UNAUDITED)

		Managed Capital
Balances as of December 31, 2023		$437,625
Originations		19,099
Return of capital		(2,819)
Balances as of March 31, 2024		453,905
Originations		18,936
Return of capital		(3,041)
Balances as of June 30, 2024		469,800
Originations		23,372
Return of capital		(7,900)
Balances as of September 30, 2024		$485,272
Originations		7,552
Return of capital		(282)
Balances as of December 31, 2024		$492,542

	December 31, 2024	December 31, 2023
Real Estate
Hospitality	$49,260	$43,660
Caliber Hospitality Trust(1)	97,414	70,747
Residential	96,687	74,224
Commercial	170,858	155,004
Total Real Estate(2)	414,219	343,635
Credit(3)	72,351	84,588
Other(4)	5,972	9,402
Total	$492,542	$437,625
_________________________________________
(1) The Company earns a fund management fee of 0.70% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.
(2) Beginning during the year ended December 31, 2023, the Company includes capital raised from investors in CaliberCos Inc. through corporate note issuances that was further invested in our funds in Managed Capital. As of December 31, 2024 and December 31, 2023, the Company had invested $16.1 million and $18.3 million, respectively, in our funds.
(3) Credit managed capital represents loans made to Caliber’s investment funds by the Company and our diversified funds. As of December 31, 2024 and December 31, 2023, the Company had loaned $0.4 million and $8.5 million to our funds.
(4) Other managed capital represents undeployed capital held in our diversified funds.

Consolidated GAAP Results

The following information presents our consolidated GAAP results which includes the performance of certain entities we manage where Caliber is the guarantor of debt owed by those entities, despite not having significant equity at risk. As a result of these guarantor commitments, Caliber is required under GAAP to include the assets, liabilities, revenues and expenses of those entities even though a shareholder of CWD stock is neither entitled to nor exposed by those entities’ benefits or obligations. This accounting outcome also removes revenues that we earn from those entities, which a shareholder of CWD stock would be entitled to. See discussion elsewhere related to CWD’s Platform performance.

CALIBERCOS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(unaudited)
Revenues
Asset management revenues	$3,953	$4,325	$16,879	$10,571
Performance allocations	1	1,165	358	3,639
Consolidated funds – hospitality revenues	2,943	16,897	26,476	68,905
Consolidated funds – other revenues	1,790	1,558	7,406	7,822
Total revenues	8,687	23,945	51,119	90,937

Expenses
Operating costs	8,550	5,106	23,939	21,311
General and administrative	1,316	1,856	6,776	6,770
Marketing and advertising	244	164	751	1,052
Depreciation and amortization	154	141	593	550
Consolidated funds – hospitality expenses	3,312	20,993	26,503	80,669
Consolidated funds – other expenses	465	2,405	5,870	9,162
Total expenses	14,041	30,665	64,432	119,514

Consolidated funds - gain on sale of real estate investments	—	4,976	—	4,976

Other (loss) income, net	(4,108)	(1,105)	(3,093)	374
Gain on extinguishment of debt	—	—	—	—
Interest income	35	71	360	350
Interest expense	(1,466)	(1,309)	(5,424)	(4,717)
Net (loss) income before income taxes	(10,893)	(4,087)	(21,470)	(27,594)
Benefit from income taxes	—	—	—	—
Net (loss) income	(10,893)	(4,087)	(21,470)	(27,594)
Net (loss) income attributable to noncontrolling interests	495	(1,726)	(1,693)	(14,891)
Net (loss) income attributable to CaliberCos Inc.	(11,388)	(2,361)	(19,777)	(12,703)
Basic net (loss) income per share attributable to common stockholders	$(0.51)	$(0.11)	$(0.90)	$(0.63)
Diluted net (loss) income per share attributable to common stockholders	$(0.51)	$(0.11)	$(0.90)	$(0.63)
Weighted average common shares outstanding:
Basic	22,456	21,270	21,986	20,087
Diluted	22,456	21,270	21,986	20,087

CALIBERCOS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	December 31, 2024	December 31, 2023
	(unaudited)
Assets
Cash	$1,766	$940
Restricted cash	2,582	2,569
Real estate investments, net	21,572	21,492
Notes receivable - related parties	—	—
Due from related parties, net of $4.0 million of allowance for doubtful accounts	7,070	9,759
Investments in unconsolidated entities	15,643	3,338
Operating lease - right of use assets	147	193
Prepaid and other assets	3,501	2,781
Assets of consolidated funds
Cash	549	2,865
Restricted cash	—	11,266
Real estate investments, net	45,090	185,636
Accounts receivable, net	163	1,978
Notes receivable - related parties	6,848	34,620
Due from related parties	320	12
Operating lease - right of use assets	—	10,318
Prepaid and other assets	284	11,665
Total assets	$105,535	$299,432

CALIBERCOS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	December 31, 2024	December 31, 2023
Liabilities and Stockholders’ Equity
Notes payable	$50,450	$53,799
Accounts payable and accrued expenses	9,532	8,886
Due to related parties	313	257
Operating lease liabilities	93	119
Other liabilities	750	420
Liabilities of consolidated funds
Notes payable, net	29,172	129,684
Notes payable - related parties	2,047	12,055
Accounts payable and accrued expenses	1,207	11,736
Due to related parties	79	101
Operating lease liabilities	—	13,957
Other liabilities	639	2,400
Total liabilities	94,282	233,414

Commitments and Contingencies (Note 12)

Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 15,177,583 and 13,872,671 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	15	14
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 7,416,414 shares issued and outstanding as December 31, 2024 and December 31, 2023	7	7
Paid-in capital	43,996	39,432
Accumulated deficit	(56,607)	(36,830)
Stockholders’ (deficit) equity attributable to CaliberCos Inc.	(12,589)	2,623
Stockholders’ equity attributable to noncontrolling interests	23,842	63,395
Total stockholders’ equity	11,253	66,018
Total liabilities and stockholders’ equity	$105,535	$299,432

Definitions

Assets Under Management

AUM refers to the assets we manage or sponsor. We monitor two types of information with regard to our AUM:

i.Managed Capital – we define this as the total capital we fundraise from our customers as investments in our funds. It also includes fundraising into our corporate note program, the proceeds of which were used, in part, to invest in or loan to our funds. We use this information to monitor, among other things, the amount of ‘preferred return’ that would be paid at the time of a distribution and the potential to earn a performance fee over and above the preferred return at the time of the distribution. Our fund management fees are based on a percentage of managed capital or a percentage of assets under management, and monitoring the change and composition of managed capital provides relevant data points for Caliber management to further calculate and predict future earnings.

ii.Fair Value (“FV”) AUM – we define this is as the aggregate fair value of the real estate assets we manage and from which we derive management fees, performance revenues and other fees and expense reimbursements. We estimate the value of these assets quarterly to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into the value of our carried interest at any point in time. We also utilize FV AUM to predict the percentage of our portfolio which may need development services in a given year, fund management services (such as refinance), and brokerage services. As we control the decision to hire for these services, our service income is generally predictable based upon our current portfolio AUM and our expectations for AUM growth in the year forecasted.

Non-GAAP Measures

We use non-GAAP financial measures to evaluate operating performance, identify trends, formulate financial projections, make strategic decisions, and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they provide investors a view of the performance attributable to CaliberCos Inc. When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our presentation of non-GAAP measures may not be comparable to similarly identified measures of other companies because not all companies use the same calculations. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Asset Management Platform or Platform

Platform refers to the performance of the Caliber asset management platform, which generates revenues and expenses from managing our investment portfolio, which does not include any consolidated assets or funds. These activities include asset management, transaction services, and performance allocations. Management believes that this is an important view of the Company because it communicates performance of the Company that would be most useful for understanding the value of CWD.

Fee-Related Earnings and Related Components

Fee-Related Earnings is a supplemental non-GAAP performance measure used to assess our ability to generate profits from fee-based revenues, focusing on whether our core revenue streams, are sufficient to cover our core operating expenses. Fee- Related Earnings represents the Company’s net income (loss) before income taxes adjusted to exclude depreciation and amortization, stock-based compensation, interest expense and extraordinary or non-recurring revenue and expenses, including performance allocation revenue and gain (loss) on extinguishment of debt, public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, and expenses recorded to earnings relating to investment deals which were abandoned or closed. Fee-Related Earnings is presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Distributable Earnings

Distributable Earnings is a supplemental non-GAAP performance measure equal to Fee-Related Earnings plus performance allocation revenue and less interest expenses and provision for income taxes. We believe that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution.

Platform Earnings

Platform Earnings represents the performance of the Caliber asset management platform, which generates revenues and expenses from managing our investment portfolio, excluding any consolidated assets or funds.

Platform Earnings per Share

Platform Earnings per Share is calculated as Platform Earnings divided by weighted average CWD common shares outstanding.

Platform Adjusted EBITDA

Platform Adjusted EBITDA represents the Company’s Distributable Earnings adjusted for interest expense, the share repurchase costs related to the Company’s Buyback Program, other income (expense), and provision for income taxes on a basis that deconsolidates our consolidated funds (intercompany eliminations), Loss on CRAF Investment Redemption, Gain on extinguishment of Payroll Protection Program loans, and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to the CaliberCos Inc. Platform and is consistent with performance models and analysis used by management.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

NON-GAAP ADJUSTED EBITDA
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income (loss) attributable to CaliberCos Inc.	$(11,388)	$(2,361)	$(19,777)	$(12,703)
Net income (loss) attributable to noncontrolling interests	495	(1,726)	(1,693)	(14,891)
Net income (loss)	(10,893)	(4,087)	(21,470)	(27,594)
Provision for income taxes	—	—	—	—
Net income (loss) before income taxes	(10,893)	(4,087)	(21,470)	(27,594)
Depreciation and amortization	151	142	598	551
Consolidated funds' impact on fee-related earnings	(712)	1,552	1,185	14,020
Stock-based compensation	656	709	2,378	3,726
Severance	41	—	244	19
Performance allocations	(1)	(1,165)	(358)	(3,639)
Other (income) expenses, net	(196)	1,105	(1,211)	(374)
Investments impairnent	4,304	—	4,304	—
Bad debt expense	4,079	—	4,079	—
Interest expense, net	1,421	1,238	4,865	4,367
Fee-related earnings	(1,150)	(506)	(5,386)	(8,924)
Performance allocations	1	1,165	358	3,639
Interest expense, net	(1,421)	(1,238)	(4,865)	(4,367)
Provision for income taxes	—	—	—	—
Distributable earnings	(2,570)	(579)	(9,893)	(9,652)
Interest expense	1,466	1,309	5,424	4,717
Share buy-back	—	—	—	183
Other expenses (income), net	196	(1,105)	1,211	374
Provision for income taxes	—	—	—	—
Loss on CRAF Investment	—	1,339	—	1,339
Consolidated funds' impact on Caliber adjusted EBITDA	(94)	589	548	1,788
Platform adjusted EBITDA	(1,002)	1,553	(2,710)	(1,251)
Consolidated funds' EBITDA adjustments	2,517	4,944	9,694	11,419
Consolidated adjusted EBITDA	$1,515	$6,497	$6,984	$10,168